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                                                                      EXHIBIT 11

              THE CHEESECAKE FACTORY INCORPORATED AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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                                                                                      FISCAL YEAR
                                                                      -------------------------------------------
                                                                          1997           1996           1995
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
NET INCOME PER COMMON SHARE--BASIC

Weighted average shares outstanding.................................     11,227,688     10,900,195     10,801,763
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Net income (loss)...................................................  $   9,938,737  $   5,911,842  $   8,608,917
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Net income per share--Basic.........................................  $        0.89  $        0.54  $        0.80
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NET INCOME PER COMMON SHARE--DILUTED

Weighted average shares outstanding.................................     11,227,888     10,900,195     10,801,763

Net effect of dilutive stock options based on the treasury stock
  method using average market price.................................        193,928        179,017        236,368
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Total shares outstanding for computation of per share earnings......     11,421,616     11,079,212     11,038,131
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Net income (loss)...................................................  $   9,938,737  $   5,911,642  $   8,608,917
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Net income per share--Diluted.......................................  $        0.87  $        0.53  $        0.78
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